SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of earliest event reported: May 18, 2006
QLT INC.

(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	000-17082	N/A

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
887 Great Northern Way, Vancouver, B.C. Canada, V5T 4T5

(Address of Principal Executive Offices) (Zip Code)

(604) 707-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
     On May 18, 2006, QLT Inc. (the “Company”) issued a news release announcing that it will delay the initiation of its Phase IIa Atrigel/octreotide program in acromegaly patients. This decision was made, in cooperation with the U.S. Food and Drug Administration (FDA), following adverse event findings that occurred in an ongoing primate toxicology study designed to support repeated injections in patients.
     The Phase IIa 16-patient study in acromegaly was expected to initiate in Q3 2006 with preliminary data expected in March 2007. However, the FDA has required that QLT submit the final data from the ongoing toxicology study prior to initiating the clinical program. QLT expects to be able to submit the complete results of the toxicology study by the end of 2006. Following the FDA’s review of the data the FDA will determine whether patient enrollment can begin in the Phase IIa acromegaly study.
     QLT expects that there will be savings of approximately $1M in the 2006 research and development budget associated with the delay of the clinical trial in acromegaly and will update any future potential impact after a thorough analysis of the octreotide program.
     The full text of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Number	Description
99.1	Press Release issued by QLT Inc. on May 18, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLT INC. (Registrant)
By:	/s/ Cameron Nelson
Cameron Nelson
Chief Financial Officer

Dated: May 18, 2006